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Exhibit No. 4.5.

NINTH AMENDMENT TO US CREDIT AGREEMENT

        THIS NINTH AMENDMENT TO US CREDIT AGREEMENT (herein called the "Amendment") made as of February 27, 2003, by and among Questar Market Resources, Inc., a Utah corporation ("US Borrower"), Bank of America, N.A., individually and as administrative agent for the Lenders as defined below ("US Agent"), and the undersigned Lenders.

W I T N E S S E T H:

        WHEREAS, US Borrower, US Agent and the lenders as signatories thereto (the "Lenders") entered into that certain US Credit Agreement dated as of April 19, 1999 (as heretofore amended, the "Original Agreement"), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to US Borrower as therein provided; and

        WHEREAS, US Borrower, US Agent and the undersigned Lenders desire to amend the Original Agreement for the purposes as provided herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to US Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

        Section 1.1.    Terms Defined in the Original Agreement.    Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

        Section 1.2.    Other Defined Terms.    Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this Ninth Amendment to US Credit Agreement.

          "US Credit Agreement" means the Original Agreement as amended hereby.

ARTICLE II.

Amendments to Original Agreement

        Section 2.1.    Hedging Contracts.    Section 7.10(i)(B) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(B) such contracts do not require any Restricted Person to provide any Lien or letter of credit to secure the Restricted Persons' obligations thereunder, other than Liens on cash or cash equivalents and letters of credit; provided that the aggregate amount of cash and cash equivalents subject to Liens securing such contracts and the undrawn amount of all letters of credit securing such contracts shall not exceed (i) US $70,000,000 at any time through and including May 1, 2003, and (ii) US $30,000,000 at any time thereafter."

ARTICLE III.

Waiver

        Section 3.1.    Waiver.    US Borrower has informed US Agent that the aggregate amount of cash and cash equivalents subject to Liens securing Hedging Contracts and the undrawn amount of all letters of credit securing Hedging Contracts ("Cash Collateral") exceeds the US $30,000,000 limit set forth in Section 7.10(i) of the Original Agreement. US Agent and the undersigned Lenders hereby (a) waive any violation of Section 7.10(i) that existed prior to the date hereof due to Cash Collateral exceeding such limit, and (b) waive any Default or Event of Default resulting from such violation.

ARTICLE IV.

Conditions of Effectiveness

        Section 4.1.    Effective Date.    This Amendment shall become effective as of the date first above written when, and only when, US Agent shall have received, at US Agent's office:

            (i)  a counterpart of this Amendment executed and delivered by US Borrower and Required Lenders;

          (ii)  a certificate of the Secretary or Assistant Secretary and of the President, Chief Financial Officer or Vice President of Administrative Services of US Borrower dated the date of this Amendment certifying: (a) that resolutions adopted in connection with the Original Agreement by the Board of Directors of the US Borrower authorize the execution, delivery and performance of this Amendment by US Borrower, (b) to the names and true signatures of the officers of the US Borrower authorized to sign this Amendment, and (c) that all of the representations and warranties set forth in Article V hereof are true and correct at and as of the time of such effectiveness; and

          (iii)  all fees and reimbursements to be paid to US Agent pursuant to any US Loan Documents, or otherwise due US Agent, including fees and disbursements of US Agent's attorneys.

ARTICLE V.

Representations and Warranties

        Section 5.1.    Representations and Warranties of Borrower.    In order to induce US Agent and Lenders to enter into this Amendment, US Borrower represents and warrants to US Agent that:

          (a)  The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b)  US Borrower has duly taken all action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder. US Borrower is duly authorized to borrow funds under the US Credit Agreement.

          (c)  The execution and delivery by US Borrower of this Amendment, the performance by US Borrower of its obligations hereunder and the consummation of the transactions contemplated herein do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of US Borrower, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon US Borrower, or (b) result in the acceleration of any Indebtedness owed by US Borrower, or (c) result in or require the creation of any Lien upon any assets or properties of US Borrower, except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with any Tribunal or third party is required in connection with the execution, delivery or performance by US Borrower of this Amendment or to consummate any transactions contemplated herein.

          (d)  This Amendment is a legal, valid and binding obligation of US Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application relating to the enforcement of creditor's rights.

ARTICLE VI.

Miscellaneous

        Section 6.1.    Ratification of Agreements.    The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The US Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the US Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the US Credit Agreement, the US Notes, or any other US Loan Document nor constitute a waiver of any provision of the US Credit Agreement, the US Notes or any other US Loan Document.

        Section 6.2.    Survival of Agreements; Cumulative Nature.    All of US Borrower's various representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the US Loans, and shall further survive until all of the US Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to US Borrower are terminated. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the US Credit Agreement to any Lender Party shall be deemed representations and warranties by US Borrower or agreements and covenants of US Borrower under this Amendment and under the US Credit Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the US Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the US Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Amendment to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various US Loan Documents.

        Section 6.3.    Loan Documents.    This Amendment is a US Loan Document, and all provisions in the US Credit Agreement pertaining to US Loan Documents apply hereto.

        Section 6.4.    Governing Law.    This Amendment shall be governed by and construed in accordance the laws of the State of Utah and any applicable laws of the United States of America in all respects, including construction, validity and performance. US Borrower hereby irrevocably submits itself and each other Restricted Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Utah and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Amendment Documents or the Obligations by any means allowed under Utah or federal law.

        Section 6.5.    Counterparts.    This Amendment may be separately executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

        THIS AMENDMENT AND THE OTHER US LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

QUESTAR MARKET RESOURCES, INC. US Borrower
By:	C.B. Stanley President and Chief Executive Officer
Mailing Address: P.O. Box 45433 Salt Lake City, Utah 84145 Attention: Martin H. Craven
Street Address: 180 East 100 South Salt Lake City, Utah 84111 Telephone: (801) 324-5077 Fax: (801) 324-5483
BANK OF AMERICA, N.A. Administrative Agent, US LC Issuer and Lender
By:	Name: Title:
TORONTO DOMINION (TEXAS), INC. Lender
By:	Name: Title:
MIZUHO CORPORATE BANK, LTD., formerly known as The Industrial Bank of Japan, Limited Lender
By:	Name: Title:
SUMITOMO MITSUI BANKING CORPORATION, formerly known as The Sumitomo Bank, Limited Lender
By:	Name: Title:
BANK OF MONTREAL Lender
By:	Name: Title:
BANK ONE, NA (MAIN OFFICE CHICAGO) Lender
By:	Name: Title:

WELLS FARGO BANK, N.A., as successor to First Security Bank, N.A. Lender
By:	Name: Title:
MELLON BANK, N.A. Lender
By:	Name: Title:
U.S. BANK NATIONAL ASSOCIATION Lender
By:	Name: Title:
THE BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY Lender
By:	Name: Title:
SUNTRUST BANK Lender
By:	Name: Title:

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  Exhibit No. 4.5.